EXHIBIT 10.10



                                  License Agreement


This License Agreement dated February 27, 2010

BETWEEN

                              Den Packaging Corporation
                                 (The "Licensor")

                                        And

                                Vital Products Inc.
                                  (The "licensee")

The licensor has agreed to grant the Licensee the right to market the products of the Licensor as well as the right of use of the facilities of the Licensor including but not limited to the sales and distribution facilities.

Duration- the duration of this agreement   shall be for a period of Twelve
months commencing on March 1 2010 and thereafter on a month-by-month basis unless sooner terminated by the Licensor as provided for in this agreement.

License Fee- The Licensee will pay to the Licensor, without and deduction, abatement or setoff whatsoever, a fee equal to 5% of all sales generated plus a 5% management fee based on the total monies paid for employee salaries, benefits and commissions. Said fees to be paid within forty-five days following the closing of each month's sales activities.

The Licensee shall purchase all inventory on hand as of March 1 2010 at cost and the Licensee shall have ninety days to pay for said inventory. The Licensee shall have at its option the right to contact the suppliers of the Licensor either directly or by the Licensor on its behalf.

Termination- The licensor may at any time in it's sole discretion, with sixty
(60) days prior notice terminate this agreement and revoke the license granted herein for any reason whatsoever and upon such termination the Licensee shall immediately stop the use of the facilities as described above.

Entire Agreement- This agreement contains all the obligations, representations And warranties in respect of the Licensed Facilities and the entire agreement between the parties concerning the subject matter of this agreement .The Licensee expressly disclaims reliance on any promises, inducements, representations, warranties, collateral agreements or conditions in entering into this agreement other as expressly set out in this agreement. Time is of the essence of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.






Licensor:
Den Packaging Corporation
By: /s/ Michael Levine
-------------------------------
        Michael Levine



Licensee:
Vital Products Inc.
By: /s/ Michael Levine
-------------------------------
        Michael Levine

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